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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Westinghouse Electric Corporation:


We consent to the use of our report on the consolidated financial statements and consolidated financial statement schedule of Infinity Broadcasting Corporation and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, incorporated herein by reference in the Registration Statement No. 333-13219 on Form S-4 of Westinghouse Electric Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG PEAT MARWICK LLP
New York, New York

October 17, 1996